SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	1-11177 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code (781) 993-2300

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 7, 2012, the Board of Directors of Palomar Medical Technologies, Inc. (the “Company”) adopted a 2012 Incentive Compensation Program – Executive Officer Level (the “Program”) for fiscal year 2012.  Under the Program, if the Company meets the target results of operations, the Chief Executive Officer would be eligible to receive a cash bonus of up to 60% of his annual base salary. In addition, the Chief Executive Officer would be eligible to receive an additional cash bonus of up to 8% of the amount that Palomar exceeds the Target Results of Operations.  Under the Program, if the Company meets the target results of operations, the Chief Financial Officer would be eligible to receive a cash bonus of up to 50% of his annual base salary. In addition, the Chief Financial Officer would be eligible to receive an additional cash bonus of up to 4.5% of the amount that Palomar exceeds the Target Results of Operations.

The total cash bonus shall be no more than 200% of each officer’s annual base salary.  The actual amount of eligible cash bonus is subject to a determination by the Compensation Committee as to the officer’s contribution toward achieving the Company’s 2012 Operating Plan.

Item 9.01 Financial Statements and Exhibits (c) Exhibits

Number	Title
10.1	2012 Incentive Compensation Program – Executive Officer Level - Chief Executive Officer
10.2	2012 Incentive Compensation Program – Executive Officer Level - Chief Financial Officer

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso
Chief Executive Officer and President

Date: February 10, 2012

EXHIBIT INDEX

Number	Title
10.1	2012 Incentive Compensation Program – Executive Officer Level - Chief Executive Officer
10.2	2012 Incentive Compensation Program – Executive Officer Level - Chief Financial Officer